Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-182768, 333-219243 and 333-249812) on Form S-3 of Sterling Real Estate Trust of our report dated March 19, 2025, relating to the consolidated financial statements of Sterling Real Estate Trust, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Minneapolis, Minnesota

November 7, 2025